Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, Christine E. Headly, as Executive Vice President and Chief Financial Officer of Fauquier Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2016, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Fauquier Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: November 10, 2016	/s/ Christine E. Headly
Christine E. Headly Executive Vice President & Chief Financial Officer